Exhibit 10.13

Amendment No. 1 to Executive Employment Agreement

This Amendment No. 1 to Executive Employment Agreement (the “Agreement”) dated as of 30 September, 2024 (the “Amendment Date”) is entered into by and between SBC Medical Group Holdings Incorporated, a Delaware corporation (the “Company”) and Yuya Yoshida (the “Executive”). The Company and Executive may collectively be referred to as the “Parties” and each individually as a “Party”.

WHEREAS, the Parties are the parties that Executive Employment Agreement, dated as of 17 September 2024 (the “Original Agreement”) and now desire to amend the Original Agreement as set forth herein to correct certain typographical errors, and pursuant to the provisions of Section 13 of the Original Agreement, the Original Agreement may be so amended in writing;

NOW, THEREFORE, in consideration of the promises and of the mutual covenants and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and the Executive hereby agree as follows:

1.	Amendments:

(a)	The reference to “Chief Executive Officer” in the recitals of the Original Agreement is hereby amended to be a reference to “Chief Operating Officer”.

(b)	The first sentence of Section 1(b) of the Original Agreement is hereby amended and restated in its entirety to provide as follows:

The Company hereby appoints Executive, and Executive shall serve, as the Chief Operating Officer of the Company and as the Chief Financial Officer of SBC Medical Group Co., Ltd., a wholly owned subsidiary of the Company, and shall report to the Chief Executive Officer of the Company and the Board of Directors of the Company (the “Board”).

2.	Miscellaneous.

(a)	Other than as amended herein, the Original Agreement shall remain in full force and effect.

(b)	All questions concerning the construction, validity, enforcement and interpretation of this Amendment shall be determined, and this Amendment shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware, and for all purposes shall be construed in accordance with the laws of such state, without giving effect to the choice of law provisions of such state.

(c)	This Amendment may be executed in any number of counterparts, each of which shall be deemed an original. The signature of any Party which is transmitted by any reliable electronic means such as, but not limited to, a photocopy, electronically scanned or facsimile machine, for purposes hereof, is to be considered as an original signature, and the document transmitted is to be considered to have the same binding effect as an original signature or an original document.

[Signatures appear on following page]

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the Amendment Date.

SBC Medical Group Holdings Incorporated

By:	/s/ Yoshiyuki Aikawa
Name:	Yoshiyuki Aikawa
Title:	Chief Executive Officer

Executive:	Yuya Yoshida

By:	/s/ Yuya Yoshida
Name:	Yuya Yoshida